UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	February 14, 2017

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005  Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            On February 14, 2017, Cummins Inc. (the “Company”) announced that it had appointed Christopher C. Clulow as Vice President – Corporate Controller and the Company’s Principal Accounting Officer, effective as of March 1, 2017.  Mr. Clulow, age 45, has been the Company’s Controller – Components Segment since 2014.  Prior to becoming the Company’s Controller – Components Segment, Mr. Clulow served as the Company’s Controller – Heavy, Medium, Light Duty Engine Business since 2011, as the Company’s Controller – High Horsepower Engine Business from 2008 to 2011, as the Company’s Director – Engine Business Finance from 2007 to 2008 and in various accounting positions with the Company from 2004 to 2007.  Mr. Clulow will replace Marsha L. Hunt as the Company’s Principal Accounting Officer in connection with Ms. Hunt’s previously announced departure to accept an appointment to the Financial Accounting Standards Board for a term beginning July 1, 2017.

A copy of the press release the Company issued on February 14, 2017 to announce Mr. Clulow’s appointment is attached hereto as Exhibit 99 and incorporated herein.

(d)            Not applicable.

(e)            Not applicable.

(f)            Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits.

(99)	Press release dated February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMMINS INC.

Date:  February 15, 2017                                                                                By:    /s/ Mark J. Sifferlen
      Mark J. Sifferlen
      Corporate Secretary

CUMMINS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	Press release dated February 14, 2017.